UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2009

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50071
(Commission File Number)

90-0175540
(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-721-1375

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Completion of 12% Secured Convertible Note Financing

On May 21, 2009, Liberty Star Uranium & Metals Corp. (the “Company”) completed the sale of $170,668 principal amount of 12% Secured Convertible Promissory Notes (the “Notes”) to six subscribers pursuant to the terms of a subscription agreement between the parties dated as of May 21, 2009 (the “Subscription Agreement”). Offering proceeds are intended to be used for mineral lease payments, offering expenses and working capital.

Pursuant to the terms of the convertible secured notes and the Subscription Agreement, interest accrues on the Notes at a rate of 12% per annum commencing on the date of the issuance of the Notes. The Note principal must be repaid commencing October 15, 2009 in monthly amounts equal to 14.28% of the principal amount of the Note together with interest, accrued to each monthly payment date on the outstanding Note principal. In the event a registration statement is effective or Common Stock may be immediately resold by the Noteholder without volume or other restrictions, and an Event of Default (as defined in the Note) is not pending then the Company may pay the monthly amount with registered common stock or 144 Shares valued at the lesser of the fixed conversion price of $0.005 (subject to certain adjustments), or 80% of the average of the closing bid prices of the Company’s common stock for the five trading days prior to the monthly payment date. All amounts remaining outstanding from the May, 2007 financing of 8% Convertible Promissory Notes and the August, 2008 financing of 12% Convertible Secured Promissory Notes will now be convertible to common shares on the same terms, notwithstanding their original terms. The Company agreed to reserve for issuance to the subscribers not less than 175% of the amount of Shares of Common Stock necessary to allow conversion of all Notes at the conversion price in effect from time to time.

The Company may, in any event, elect to pay the monthly amount in cash at 110% of the principal amount due and 100% of all other amounts then due. The Company must provide 10 days notice of whether payment will be made in cash or with stock. If the notice is not timely given, the Noteholder shall have the option to elect to be paid in cash or common stock. Each monthly payment in kind will be limited to not more than 33% of the aggregate daily trading volume of the Common Stock for the 7 trading days preceding the relevant monthly payment date. The entire Note Principal and interest will be payable upon the Company’s receipt of the net proceeds of a $3,000,000 offering of the Company’s debt or equity. Provided an Event of Default is not pending, the Company may prepay unconverted portions of the Note upon 20 days prior notice during which time Investor may convert the amount of Note noticed for prepayment at the Fixed Conversion Price. Such payment shall be equal to 125% of the principal amount being prepaid and the accrued interest. In the event that commencing on the date that is six months following the closing date and ending two years thereafter, Rule 144 is unavailable for the unrestricted resale of the conversion shares under the Notes, then the Company shall pay to the Investor as liquidated damages for each thirty days (or pro rata for periods shorter than thirty days) a sum equal to 1.75% of the purchase price of outstanding Notes.

The Company agreed to include at the option of each Noteholder the number of shares that may be converted pursuant to any Note in any registration statement it files during such period, ahead of the rights granted to the subscribers in the May, 2007 financing of 8% Convertible Promissory Notes and the subscribers in the August, 2008 financing of 12% Convertible Secured Promissory Notes. Noteholders are subject to certain limitations on their rights to convert the Notes. The principal limitation is that unless waived, the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion.

Pursuant to the terms of the Subscription Agreement, James Briscoe, the CEO of the Company agreed not to sell or otherwise dispose of his shares of common stock of the Company owned by him or which he has the right to acquire for a period of two years from the date of the Subscription Agreement, unless sold in the open market for over $0.90.

In accordance with the terms of the subscription agreement, the Company granted a senior security interest over all of the assets of the Company to the subscribers pursuant to a security agreement dated as of May 21, 2009. In addition, the Company’s wholly owned subsidiary, Big Chunk Corp. was required to provide the subscribers with a guaranty on the repayment of the loans.

The Company further agreed to pay the subscribers’ legal fees of $13,000 in connection with preparation of documents for the Offering and acting as escrow agent.

The Notes were issued to the subscribers pursuant to the exemption from registration under the United States Securities Act of 1933 provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D promulgated under the 1933 Act, each of which represented that they are “accredited investors” within the respective meanings ascribed to that term in Rule 501(a) under the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities.

Copies of the Subscription Agreement, Form of Convertible Note, Escrow Agreement, Guaranty, Collateral Agent Agreement, and Lock Up Agreement relating to the above transactions, are filed as exhibits hereto. The foregoing descriptions of the above transactions are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

Item 3.02.              Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is responsive to this Item and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description of Exhibit
10.1*

Form of Subscription Agreement dated as of May 21, 2009 among the Company, Alpha Capital Anstalt, Harborview Master Fund L.P., Platinum Partners Long Term Growth VI, Brio Capital L.P., Iroquois Master Fund LTD. and Double U Master Fund LP

10.2*	Form of Secured Convertible Promissory Notes dated May 21, 2009
10.3*

Escrow Agreement dated as of May 21, 2009 among the Company, Alpha Capital Anstalt, Harborview Master Fund L.P., Platinum Partners Long Term Growth VI, Brio Capital L.P., Iroquois Master Fund LTD. and Double U Master Fund LP and Grushko & Mittman, P.C.

10.4*	Lock Up Agreement dated as of MAy 21, 2009 between the Company and James Briscoe
10.5*	Guaranty dated as of May 21, 2009 of Big Chunk Corp.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

/s/ James Briscoe
James Briscoe, President and Director
Date: May 26, 2009